Filed pursuant to Rule 424(b)(5)

Registration No. 333-295491

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 12, 2026)

Up to $9,115,000

CLASSOVER HOLDINGS, INC.

Class B Common Stock

We have entered into an At-the-Market Sales Agreement, dated as of May 14, 2026, or the “sales agreement,” with Chardan Capital Markets LLC, or “Chardan,” relating to shares of our Class B common stock, $0.0001 par value per share, or “common stock,” offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the sales agreement, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $9,115,000 through or to Chardan, acting as sales agent or principal, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock and warrants are listed for trading on the Capital Market of The Nasdaq Stock Market LLC, or “Nasdaq,” under the symbols “KIDZ” and KIDZW,” respectively. On May 11, 2026, the last reported sales price of our common stock was $0.5346 per share and $0.0146 per warrant.

Sales of our common stock, if any, under this prospectus supplement and accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the “Securities Act”, including sales made directly on or through Nasdaq or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Chardan as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law, including in privately negotiated transactions. Subject to terms of the sales agreement, Chardan is not required to sell any specific number or dollar amounts of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Chardan and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The aggregate market value of our outstanding Class B common stock held by non-affiliates is $27,346,756.50, based on 7,813,359 shares of our outstanding Class B common stock held by non-affiliates and a last sale price of our Class B common stock on April 1, 2026 of $3.50 per share. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Chardan will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of 3.0% of the gross sales price per share sold. For more information about Chardan’s compensation, see “Plan of Distribution” beginning on page S-17 of this prospectus supplement. In connection with the sale of our common stock on our behalf, Chardan will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Chardan will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Chardan against certain civil liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement and in the accompanying base prospectus and in the documents incorporated by reference herein and therein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Chardan Capital Markets LLC

The date of this prospectus supplement is May 14, 2026

BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement under the Securities Act on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any combination of securities described in the accompanying base prospectus in one or more offerings with a maximum aggregate offering price of up to $200,000,000.

The base prospectus provides you with a general description of the securities we may offer under the registration statement. This prospectus supplement provides specific details regarding this offering of up to $9,115,000 shares of our common stock. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may also add, update or change information contained in the accompanying base prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus and in any issuer free writing prospectus relating to this offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus supplement nor the accompanying base prospectus nor any issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus supplement and the accompanying base prospectus and any issuer free writing prospectus do not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus supplement or the information appearing in the accompanying base prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying base prospectus, respectively. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus, or in any issuer free writing prospectus, is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Classover,” the “Company,” and “we,” “us” and “our” refer to Classover Holdings, Inc., a Nevada corporation, and its subsidiaries.

S-ii

MARKET AND INDUSTRY DATA

We obtained the market, industry and competitive position data used throughout this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included or incorporated by reference in this prospectus supplement and the accompanying base prospectus are reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

S-iii

NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements provide current expectations of future results and developments based on certain assumptions. All statements, other than statements of historical facts, contained in this prospectus, and in the documents incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are not guarantees of future performance and actual results and developments may differ significantly from the results and developments discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the following:

•	the Company’s inability to raise sufficient capital to execute its business plan;

•	the size, demands and growth potential of the markets for the Company’s products and services and the Company’s ability to serve those markets;

•	the degree of market acceptance and adoption of the Company’s products and services;

•	the Company’s ability to attract and retain customers;

•	the Company’s success in retaining or recruiting officers, key employees or directors;

•	the impact of the regulatory environment and complexities with compliance related to such environment; and

•	factors relating to the business, operations and financial performance of the Company and its subsidiaries discussed or incorporated by reference in “Risk Factors”.

In addition, our forward-looking statements do not reflect the potential impact of any future financings, acquisitions, mergers, dispositions, joint ventures, or investments we may make. You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, completely and with the understanding actual results and developments may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

Overview

We operate through our wholly-owned subsidiary, Class Over Inc., a Delaware corporation. We provide comprehensive online interactive live courses for K-12 students in the United States and around the globe. Our curriculum is designed to meet the needs of different age groups and learning levels, covering a wide variety of subjects to enhance students' academic achievements and interest in exploration. We offer both interest-oriented classes and test preparation courses for various exams and competitions. With our innovative approach, we aim to transcend the boundaries of traditional education by offering students a comprehensive set of lifelong skills and capabilities, including creativity, critical thinking, and problem-solving, in an engaging and interactive environment.

We leverage a proprietary cross-platform teaching and learning technology that we continuously develop and refine. This platform supports a variety of interactive tools and features, such as real-time communication and adaptive learning environments, designed to operate effectively across multiple device types and operating systems. Our investment in developing this technology aims to enhance user accessibility and improve educational delivery by facilitating a seamless and flexible learning experience for all students.

Our curriculum development process is supported by data analytics and artificial intelligence (AI)-assisted capabilities that systematically analyze student performance data. Our platform leverages AI-driven tools to integrate student learning data and instructional content, enabling us to deliver more personalized learning experiences tailored to individual student needs. This data-driven approach allows us to continuously refine our educational content and learning plans, improving educational outcomes by aligning with students' evolving educational requirements. We continue to invest in and develop our AI capabilities to enhance the adaptability and responsiveness of our platform.

Corporate History

We were incorporated as a Delaware corporation on May 2, 2024. In December 2025, we changed our state of organization from the State of Delaware to the State of Nevada. Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “KIDZ” and “KIDZW”, respectively. Our address is 450 7th Avenue, Suite 905, New York, New York 10123. Our telephone number is (800) 345-9588. Our website is www.classover.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.

S-1

THE OFFERING

The following summary contains basic terms about this offering and the common stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus supplement, including but not limited to, the risk factors beginning on page S-10 of this prospectus supplement and the other risks described in our base prospectus and the annual and quarterly reports incorporated by reference therein.

Issuer	Classover Holdings, Inc.

Securities offered	Shares of our common stock having an aggregate offering price of up to $9,115,000

Common stock to be outstanding after this offering

Up to 24,863,490 shares of our common stock, assuming sales of 17,050,131 shares of our common stock in this offering at an offering price of $0.5346 per share, which was the last reported sale price of our common stock on Nasdaq on May 11, 2026. The actual number of shares issued will vary depending on the sales price under this offering.(1)

Manner of offering

Sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act through or to Chardan as sales agent or principal. See “Plan of Distribution” on page S-17 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from the sale of our common stock in this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk Factors

See the section entitled “Risk Factors” on page S-10 of this prospectus supplement and in the accompanying base prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	KIDZ

(1)	Based on 7,813,359 shares of our common stock outstanding as of May 11, 2026. This amount does not include:

●	345,000 shares of our common stock issuable upon exercise of our outstanding warrants; and

●	1,208,994 shares issuable upon conversion of the outstanding Series A convertible preferred stock and Series C convertible preferred stock.

S-2

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Before you make a decision to invest in our common stock, you are urged to read and carefully consider the risks and uncertainties relating to an investment in our company set forth below, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should read and carefully consider the risks and uncertainties discussed under the item “Risk Factors” in our most recent annual report on Form 10-K and in any of our subsequent quarterly reports on Form 10-Q, as well as the other information in such reports and the risks, uncertainties and other information in the other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying base prospectus, as such reports and documents may be amended, supplemented or superseded from time to time by documents we subsequently file with the SEC. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-14 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate 17,050,131 shares of our common stock are sold in this offering at an assumed offering price of $0.5346 per share, for aggregate gross proceeds of $9,115,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.0890 per share, representing the difference between our net tangible book value per share as of December 31, 2025, on an unaudited pro forma as adjusted basis after giving effect to this offering, and the assumed offering price. This assumed sale price has been selected for illustrative purposes only. The shares sold in this offering, if any, will be sold from time to time at various prices and the actual dilution to investors may be more or less than this amount.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

The sale of shares to be issued in this offering in the public market, or any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on Nasdaq. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Chardan at any time throughout the term of the sales agreement. The number of shares that are sold by Chardan after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Chardan. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued, if any.

Investors who buy shares of our common stock in this offering at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors who buy at one time may experience a decline in the value of their shares of our common stock, while investors who buy at another time do not. Many factors could have an impact on the market price of our common stock over time, including the factors described or incorporated by reference in this “Risk Factors” section of the prospectus supplement.

S-3

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our sales and marketing activities. We intend to continue to make investments to support our business growth. If we do not have, or are not able to obtain, sufficient funds, we may have to reduce operations, marketing, customer support or other resources devoted to our services.

We expect to need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to pursue our business plan.  There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all.

To the extent we are successful in raising additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock. Any additional shares of our common stock or other securities convertible into or exchangeable for our common stock may be sold at prices lower (or higher) than the price paid by purchasers in this offering. Furthermore, sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock. In the case of certain issuances of equity securities, if the effective sales price per share is less than the then-current conversion price under certain of our outstanding preferred stock and convertible notes, the conversion prices of such securities may be reduced, thereby further diluting our stockholders.

To the extent we are successful in raising additional capital by issuing debt securities or incurring loans, the holders of such securities or loans will have priority in payment over the holders of our equity securities. In addition, the terms of those debt securities or loan arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility, including restricting our ability to pursue our business strategy, and could also require us to incur substantial interest expense.

We do not expect to pay any dividends in the foreseeable future.

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends on our common stock in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares.

Our stock price may be volatile, and purchasers of our securities could incur substantial losses.

Our stock price is likely to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock.

S-4

We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that do not coincide in timing with the disclosure of news or developments by us.

The market price for our common stock may be influenced by many factors, including the following:

●

factors in the public trading market for our stock that may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

●	speculation in the press or investment community about our company or industry;

●	the success of competitive products or technologies;

●	introductions and announcements of new products or services;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	developments concerning our collaborations;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

●	our ability or inability to raise additional capital and the terms on which we raise it;

●	the recruitment or departure of key personnel;

●	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	trading volume of our common stock;

●	sales of our common stock by us or our stockholders;

●	general economic, industry and market conditions; and

●	the other risks described and incorporated by reference in this “Risk Factors” section.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

S-5

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $9,115,000 from time to time. Because there is no minimum offering amount required as a condition to any sales in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Chardan as a source of financing.

We intend to use the net proceeds, if any, from the sale of our common stock in this offering for working capital and general corporate purposes, which may include funding our technology, artificial intelligence and robotics initiatives, supporting liquidity needs, and repaying or servicing indebtedness. We have not identified the amounts we will spend on any specific purpose. The amounts actually expended for any purpose may vary significantly depending upon numerous factors, including, among other things, our operating costs, liquidity needs, business plans and the availability and cost of other capital. In the event any net proceeds are not immediately applied, we may temporarily deposit them in our bank accounts as cash and cash equivalents or purchase short-term investments.

S-6

DILUTION

If you invest in our shares, your ownership interest will be diluted to the extent of the difference between the price you paid per share of common stock in this offering and the net tangible book value per share of our common stock after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

Our net tangible book value as of December 31, 2025 was approximately $(0.2) million, or approximately $(0.0319) per share of our common stock issued and outstanding, on an unaudited historical actual basis as of such date.

Our net tangible book value as of December 31, 2025 would have been approximately $7.7 million, or approximately $0.8255 per share of our common stock issued and outstanding, on an unaudited pro forma basis as of such date, after giving effect to each of: (i) the issuance by us of an aggregate of 1,208,994 shares of common stock upon conversion of our outstanding preferred stock and promissory notes; and (ii) the sale by us of an aggregate of 345,000 shares of our common stock upon exercise of our outstanding warrants, and after deducting estimated offering expenses payable by us in each case.

Our net tangible book value as of December 31, 2025 would have been approximately $16.5 million, or approximately $0.6236 per share of our common stock issued and outstanding, on an unaudited pro forma as adjusted basis as of such date, after giving further effect to the sale by us of 17,050,131 shares of our common stock in this offering at an assumed offering price of $0.5346 per share, for aggregate gross proceeds of $9,115,000, and after deducting commissions and estimated aggregate offering expenses payable by us. This represents an immediate decrease in net tangible book value of $0.2019 per share of our common stock to existing stockholders and an immediate accretion of $0.0890 per share of our common stock to new investors purchasing shares of our common stock in this offering at the assumed offering price.

The following table illustrates the dilution on a per share of common stock basis for investors purchasing shares of our common stock in this offering:

Assumed public offering price per share in this offering		$0.5346
Pro forma net tangible book value per share as of December 31, 2025	$0.8255
Decrease in net tangible book value per share attributable to this offering	$0.2019
Pro forma as adjusted net tangible book value per share as of December 31, 2025		$0.6236
Accretion per share to new investors in this offering		$0.0890

The per share calculations above are based on the number of shares of our common stock issued and outstanding as of May 11, 2026, as follows: 7,813,359 shares on an unaudited historical actual basis, 9,367,353 shares on an unaudited pro forma basis, and 26,417,484 shares on an unaudited pro forma as adjusted basis.

The table above assumes, for illustrative purposes, that an aggregate of 17,050,131 shares of our common stock are sold at an offering price of $0.5346 per share, for aggregate gross proceeds of $9,115,000. This assumed sale price has been selected for illustrative purposes only. The shares sold in this offering, if any, will be sold from time to time at various prices and the actual dilution to investors may be more or less than this amount. Presented below, solely for illustrative purposes only, is the effect of each of an increase and a decrease of the assumed offering price by $0.10 per share. If the shares were sold at the last closing price on May 11, 2026, there would be no dilution on a per share of common stock basis for investors purchasing shares of our common stock in this offering.

Assuming that an aggregate of 14,363,379 shares of our common stock are sold at an offering price of $0.6346 per share, representing an increase of $0.10 per share from the assumed offering price above, for aggregate gross proceeds of $9,115,000, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value per share on a pro forma as adjusted basis would be $0.3829 per share and the dilution in net tangible book value per share to new investors would be $0.2517 per share.

Assuming that an aggregate of 20,973,309 shares of our common stock are sold at an offering price of $0.4346 per share, representing a decrease of $0.10 per share from the assumed offering price above, for aggregate gross proceeds of $9,115,000, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value per share on a pro forma as adjusted basis would be $0.2950 per share and the dilution in net tangible book value per share to new investors would be $0.1396 per share.

The foregoing information does not take into account the exercise or conversion of our outstanding options, warrants or convertible securities, or the issuance of shares of common stock underlying our equity plans, as set forth in footnote 1 in “Prospectus Summary – The Offering.” To the extent that other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to investors in this offering.

S-7

DESCRIPTION OF COMMON STOCK

At May 11, 2026, 7,813,359 shares of our common stock were outstanding.  Upon consummation of the offering, 24,863,490 shares of our common stock will be outstanding, assuming the sale of an aggregate of 17,050,131 shares of our common stock at an offering price of $0.5346 per share, the last reported sale price of our common stock on Nasdaq on May 11, 2026, for aggregate gross proceeds of $9,115,000. This amount does not include the shares of our common stock issuable upon the exercise or conversion of our outstanding options, warrants or convertible securities, or the shares of common stock underlying our equity plans, as set forth above in “Prospectus Summary – The Offering.” We presently are authorized to issue 40,000,000 shares of our common stock. For a more complete description of our common stock, please see “Description of Capital Stock” in the accompanying base prospectus.

S-8

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Chardan, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $9,115,000 from time to time through or to Chardan acting as sales agent or principal. The sales agreement will be filed as an exhibit to a Current Report on Form 8-K incorporated by reference herein.

Following delivery of a placement notice and subject to the terms and conditions of the sales agreement, Chardan may offer and sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. We may instruct Chardan not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Chardan may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Chardan commissions, in cash, for its services in acting as agent in the sale of our common stock. Chardan will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Chardan for certain specified fees and documented expenses, including the fees and documented expenses of its legal counsel (i) in an amount not to exceed $20,000 in connection with the execution of the sales agreement and (ii) in an amount not to exceed $2,500 per calendar quarter thereafter payable in connection with each representation date with respect to which we are obligated to deliver a certificate to Chardan pursuant to the sales agreement for which no waiver is applicable and excluding the date of the sales agreement. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to Chardan under the terms of the sales agreement, will be approximately $100,000.

Settlement for sales of common stock will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Chardan in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Chardan may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Chardan will use its commercially reasonable efforts consistent with its normal trading and sales practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Chardan will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Chardan will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Chardan against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate as permitted therein. We and Chardan may each terminate the sales agreement at any time upon five days’ prior notice.

Chardan and its affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees and expenses, including in connection with prior financing transactions. To the extent required by Regulation M, and subject to applicable exemptions, Chardan will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by Chardan, and Chardan may distribute this prospectus supplement and the accompanying base prospectus electronically.

Our common stock is listed on Nasdaq under the trading symbol “KIDZ.”

The transfer agent for our common stock to be issued in this offering is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, New York 10004.

S-9

LEGAL MATTERS

The validity of the securities offered will be passed upon for us by Graubard Miller, New York, New York. Sullivan & Worcester LLP, New York, New York, is acting as counsel for Chardan in connection with this offering.

EXPERTS

The consolidated financial statements of Classover Holdings, Inc. as of December 31, 2025 and 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Bush & Associates CPA LLC, independent registered public accounting firm (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern), as set forth in its report thereon appearing in such Annual Report, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

Statements contained in this prospectus regarding the contents of any contract or other document that is filed as an exhibit to the registration statement or any SEC filing incorporated by reference in the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement or any SEC filing incorporated by reference in the registration statement.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.classover.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed on April 1, 2026);

•	Current Reports on Form 8-K filed with the SEC on February 11, 2026, March 2, 2026, March 5, 2026 and March 31, 2026; and

•

Form 8-A filed on April 4, 2025 registering our Class B common stock and Public Warrants under Section 12(b) of the Exchange Act, and any amendment or report filed under the Exchange Act for the purpose of updating the description of our Class B common stock and Public Warrants.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of the documents incorporated by reference in this prospectus, without charge, upon written or oral request directed to Classover Holdings, Inc., 450 7th Avenue, Suite 905, New York, New York 10123, telephone number (800) 345-9588. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

S-10

PROSPECTUS

CLASSOVER HOLDINGS, INC.

$200,000,000

CLASS B COMMON STOCK, PREFERRED STOCK, WARRANTS, DEBT SECURITIES AND UNITS

We may offer and sell from time to time shares of common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the other classes of securities offered hereby, at an aggregate initial offering price not to exceed $200,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will specify the terms of the securities being offered in one or more prospectus supplements, which may also supplement, update or amend information contained or incorporated by reference in this prospectus.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

Our Class B common stock, or “Class B common stock,” and warrants to purchase Class B common stock issued in our predecessor’s initial public offering, or “Public Warrants,” are listed for trading on the Capital Market of The Nasdaq Stock Market LLC, or “Nasdaq,” under the symbols “KIDZ” and “KIDZW,” respectively. On April 30, 2026, the last reported sale prices of our Class B common stock and Public Warrants were $0.9358 and $0.0178, respectively. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

The aggregate market value of our outstanding Class B common stock held by non-affiliates is $23,091,754, based on 6,597,644 shares of our outstanding Class B common stock held by non-affiliates and a last sale price of our Class B common stock on April 1, 2026 of $3.50 per share. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2026

PROSPECTUS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement under the Securities Act of 1933, as amended, or the “Securities Act,” on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain, and any prospectus supplement or issuer free writing prospectus will not contain, all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein or in any issuer free writing prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Classover,” the “Company,” and “we,” “us” and “our” refer to Classover Holdings, Inc., a Nevada corporation.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.pavmed.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed on April 1, 2026);

•	Current Reports on Form 8-K filed with the SEC on February 11, 2026, March 2, 2026, March 5, 2026 and March 31, 2026; and

•

Form 8-A filed on April 4, 2025 registering our Class B common stock and Public Warrants under Section 12(b) of the Exchange Act, and any amendment or report filed under the Exchange Act for the purpose of updating the description of our Class B common stock and Public Warrants.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of the documents incorporated by reference in this prospectus, without charge, upon written or oral request directed to Classover Holdings, Inc., 450 7th Avenue, Suite 905, New York, New York 10123, telephone number (800) 345-9588. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

iii

NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements provide current expectations of future results and developments based on certain assumptions. All statements, other than statements of historical facts, contained in this prospectus, and in the documents incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are not guarantees of future performance and actual results and developments may differ significantly from the results and developments discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the following:

•	the Company’s inability to raise sufficient capital to execute its business plan;

•	the size, demands and growth potential of the markets for the Company’s products and services and the Company’s ability to serve those markets;

•	the degree of market acceptance and adoption of the Company’s products and services;

•	the Company’s ability to attract and retain customers;

•	the Company’s success in retaining or recruiting officers, key employees or directors;

•	the impact of the regulatory environment and complexities with compliance related to such environment; and

•	factors relating to the business, operations and financial performance of the Company and its subsidiaries discussed or incorporated by reference in “Risk Factors”.

In addition, our forward-looking statements do not reflect the potential impact of any future financings, acquisitions, mergers, dispositions, joint ventures, or investments we may make. You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, completely and with the understanding actual results and developments may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

iv

OUR COMPANY

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to the “Company” and “we,” “us” and “our” are to Classover Holdings, Inc., a Nevada corporation, and its subsidiaries, including Class Over Inc., a Delaware corporation. References herein to “Common Stock” are to the Class B common stock.

Overview

We operate through our wholly-owned subsidiary Class Over. We provide comprehensive online interactive live courses for K-12 students in the United States and around the globe. Our curriculum is designed to meet the needs of different age groups and learning levels, covering a wide variety of subjects to enhance students' academic achievements and interest in exploration. We offer both interest-oriented classes and test preparation courses for various exams and competitions. With our innovative approach, we aim to transcend the boundaries of traditional education by offering students a comprehensive set of lifelong skills and capabilities, including creativity, critical thinking, and problem-solving, in an engaging and interactive environment.

We leverage a proprietary cross-platform teaching and learning technology that we continuously develop and refine. This platform supports a variety of interactive tools and features, such as real-time communication and adaptive learning environments, designed to operate effectively across multiple device types and operating systems. Our investment in developing this technology aims to enhance user accessibility and improve educational delivery by facilitating a seamless and flexible learning experience for all students.

Our curriculum development process is supported by data analytics and artificial intelligence (AI)-assisted capabilities that systematically analyze student performance data. Our platform leverages AI-driven tools to integrate student learning data and instructional content, enabling us to deliver more personalized learning experiences tailored to individual student needs. This data-driven approach allows us to continuously refine our educational content and learning plans, improving educational outcomes by aligning with students' evolving educational requirements. We continue to invest in and develop our AI capabilities to enhance the adaptability and responsiveness of our platform.

Corporate History

We were incorporated as a Delaware corporation on May 2, 2024. In December 2025, we changed our state of organization from the State of Delaware to the State of Nevada. Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “KIDZ” and “KIDZW”, respectively. Our address is 450 7th Avenue, Suite 905, New York, New York 10123. Our telephone number is (800) 345-9588. Our website is www.classover.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.

1

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item titled “Risk Factors” in our most recent annual report on Form 10-K and in our subsequent quarterly reports on Form 10-Q, if any, all of which are incorporated herein by reference, as they may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of a particular offering and will be described in the prospectus supplement relating to such offering. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

2

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our articles of incorporation, or “Company Charter,” bylaws, or “Company Bylaws,” and the Nevada Revised Statutes, or the “NRS,” relating to our capital stock. This summary is not complete, is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to the Company Charter and Company Bylaws. You should read the provisions of the Company Charter and Company Bylaws as currently in effect for provisions that may be important to you.

Authorized and Outstanding Stock

The Company Charter authorizes the issuance of 1,000,000 shares of Class A Common Stock, par value $0.0001 per share, 40,000,000 shares of Class B Common Stock, par value $0.0001 per share, and 10,000,000 shares of Preferred Stock, par value $0.0001 per share.

Common Stock

As of April 29, 2026, the Company has 130,701 shares of Class A common stock and 6,649,844 shares of Class B common stock outstanding.

Voting. Holders of shares of Common Stock are entitled vote on all matters submitted to Company stockholders for their vote or approval. Each share of Class A common stock has the voting power of twenty-five votes and each share of Class B common stock has the voting power of one vote. Under the terms of the Company Bylaws, directors will be elected by a plurality of the votes cast by Company’s stockholders present in person virtually or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the Company’s stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast, unless the matter is one upon which, by applicable law, the Company Charter (as further described below), the Company Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

Dividends. Subject to any preference applicable to the Company’s preferred stock, the holders of shares of Common Stock are entitled to receive dividends, as and if declared by the board of directors out of legally available funds.

Liquidation Rights. Upon the liquidation or dissolution of the Company, the holders of shares of Common Stock are entitled to share ratably in those of Company’s assets that are legally available for distribution to Company stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors will be expressly authorized to provide, out of the unissued shares of the preferred stock, one or more series of preferred stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the board of directors providing for the issuance of such series and included in a certificate of designation filed pursuant to the NRS, and the board of directors is expressly vested with the authority to the full extent provided by law to adopt any such resolution or resolutions.

In connection with the Business Combination, the Company has established two series of preferred stock (Series A and Series B) as set forth below. The following is a summary of the material terms of such preferred stock.

3

Series A Preferred Stock

In connection with the Business Combination, the Company issued 1,000,000 shares of Series A Preferred Stock. Following the issuance, holders of an aggregate of 477,199 shares of Series A Preferred Stock converted such shares to Common Stock, leaving an aggregate of 522,801 shares of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock had a stated value of $10.00 per share and is convertible into a share of Common Stock at $10.00 per share (subject to adjustment for stock dividends, splits and similar structural changes). In addition, if the Company, at any time while shares of Series A Preferred Stock are outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock equivalents entitling any person to acquire shares of Common Stock, or adjust, whether by operation of purchase price adjustment, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire Common Stock or outstanding Common Stock equivalents, at an effective price per share less than the then conversion price, then the conversion price shall be reduced to such lower price; provided, however, that the conversion price shall not be adjusted in connection with issuances of (a) awards to employees, officers, consultants or directors of the Company pursuant to any existing stock or option plan or any future duly adopted stock option plan, (b) securities upon the exercise or exchange of or conversion of any securities issued and outstanding on April 4, 2025, provided that such securities have not been amended or otherwise adjusted since such date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities pursuant to certain acquisitions or strategic transactions.

Holders of Series A Preferred Stock are entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock.

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of the Company Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or pursuant to the provisions of the Company Charter, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis. In addition, as long as any shares of Series A Preferred Stock are outstanding, the Company may not, without the consent of a majority of the holders of such preferred stock, (a) amend, alter or repeal any provision of the Charter applicable to the Series A Preferred Stock in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock, (b) increase the number of authorized shares of Series A Preferred Stock or (c) issue, or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior or pari passu to the Series A Preferred Stock with respect to the distribution of assets on any liquidation.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (including upon certain deemed liquidation events), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of the Company Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the stated value of such shares ($10.00), plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event.

Except as set forth above, the Series A Preferred Stock has no other rights, including no dividend rights, sinking fund provisions, redemption provisions, voting rights or preemption rights.

Series B Preferred Stock

The Company originally issued 5,000 shares of Series B Preferred Stock. Holders of Series B Preferred Stock are entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. From and after the occurrence and during the continuance of any Triggering Event (as defined in the Company Charter), which generally is certain events of default under the Company Charter, dividends shall accrue on the stated value of each share of Series B Preferred Stock at a rate of 18% per annum until such Triggering Event is cured.

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Holders of Series B Preferred Stock have no voting rights except as required by the NRS or otherwise set forth in the Company Charter. On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting) that requires authorization of holders of Series B Preferred Stock under the NRS, each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or pursuant to the provisions of the Company Charter, holders of Series B Preferred Stock shall vote together with the holders of the Common Stock as a single class and on an as-converted to Common Stock basis. In addition, as long as any shares of Series B Preferred Stock are outstanding, the Company may not, without the consent of a majority of the holders of such preferred stock, (a) amend, alter or repeal any provision of its certificate of incorporation, Bylaws or the Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock, (b) increase or decrease (except upon conversion) the number of authorized shares of Series B Preferred Stock, (c) pay dividends or make any other distribution on any shares of any junior ranking capital stock, (d) issue any Series B Preferred Stock other than as contemplated by the Company Charter or pursuant to that certain securities purchase agreement to purchase the Series B Preferred Stock or (e) issue, or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior or pari passu to the Series B Preferred Stock with respect to the distribution of assets on any liquidation.

The Series B Preferred Stock shall rank senior to the Series A Preferred Stock and all common stock. At any time after May 4, 2025, or the “Initial Convertibility Date,” the Series B Preferred Stock will be convertible into shares of Common Stock by taking 120% of the stated value of the shares being converted (initially $1,000 per share) divided by the conversion price (which is initially set at $12.00 per share, subject to adjustment for stock dividends, splits and similar structural changes). In addition, if the Company, at any time while shares of Series B Preferred Stock are outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock equivalents entitling any person to acquire shares of Common Stock, or adjust, whether by operation of purchase price adjustment, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire Common Stock or outstanding Common Stock equivalents, at an effective price per share less than the then conversion price, then the conversion price shall be reduced to such lower price; provided, however, that the conversion price shall not be adjusted in connection with issuances of (a) awards to employees, officers, consultants or directors of the Company pursuant to any existing stock or option plan or any future duly adopted stock option plan, (b) securities upon the exercise or exchange of or conversion of any securities issued and outstanding on April 4, 2025, provided that such securities have not been amended or otherwise adjusted since such date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities pursuant to certain acquisitions or strategic transactions.

In addition, at any time after the Initial Convertibility Date, at the option of the holder or upon the occurrence of certain Triggering Events, such as the suspension of trading of the Common Stock on a stock exchange, the failure to pay amounts to the holders of Series B Preferred Stock when due and any bankruptcy of the Company, the holders of the Series B Preferred Stock shall be entitled to convert such shares into Common Stock at an “Alternate Conversion Price” (as defined in the Company Charter). Alternatively, upon the occurrence of any Triggering Event, the holders have the right to require the Company to redeem all or any of the Series B Preferred Stock at the Triggering Event Redemption Price (as defined in the Company Charter).

Upon a Change of Control of the Company, the holders may also require the Company to redeem all or any of the Series B Preferred Stock at the Change of Control Redemption Price (as defined in the Company Charter).

The Series B Preferred Stock is also subject to redemption, at the Company’s option, upon the payment to the holders of an amount in cash equal to 110% of the greater of (i) the stated value of the stock being redeemed and (ii) the product of (1) the Conversion Rate (as defined in the Company Charter) with respect to the amount being redeemed multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding the date the Company delivers notice to the holders of its intent to redeem the stock and ending on the trading day immediately prior to the date the Company makes the redemption payment.

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In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (including upon certain deemed liquidation events), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or Series A Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 125% of the of the Conversion Amount (as defined in the Company Charter) and (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event.

Except as set forth above, the Series B Preferred Stock has no other rights, including no dividend rights, sinking fund provisions, redemption provisions, voting rights or preemption rights.

Series C Preferred Stock

Each share of Series C Preferred Stock has a stated value of $1,000 per share and, when issued, the Series C Preferred Stock will be fully paid and non-assessable.

The Series C Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all shares of capital stock of the Company, other than the Series B Preferred Stock, unless the Required Holders (as defined in the Company Charter) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series C Preferred Stock. As such, the Series C Preferred Stock is senior to the Common Stock and the Series A Preferred Stock.

The holders of Series C Preferred Stock are entitled to a 7% per annum dividends, which are payable in arrears on the first trading day of each fiscal quarter. Dividends are payable in shares of Common Stock (“Dividend Shares”) so long as there has been no Equity Conditions Failure (as defined in the Company Charter). However, the Company may, at its option following notice to the Holder (or shall be required if an Equity Conditions Failure exists that is not waived in writing by the Required Holders), capitalize a dividend by increasing the stated value of each Preferred Share on the dividend date (“Capitalized Dividend”) or, if no Equity Conditions Failure exists, elect a combination of a Capitalized Dividend and a payment in Dividend Shares.

At any time after the first date of issuance of any Preferred Shares (the “Initial Issuance Date”), a holder of Series C Preferred Stock may convert all, or any part, of the outstanding Series C Preferred Stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $0.2029, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. The amounts to be converted include unpaid dividends and other charges for the Preferred Shares.

Subject to the rules and regulations of the Nasdaq, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

At any time after the Initial Issuance Date, a holder may elect to convert the Series C Preferred Stock held by such holder at the “Alternate Conversion Price” equal to the lesser of:

•	the Conversion Price; and

•	the greater of:

o	the floor price of $0.04058 (the “Series C Floor Price”); and

o	90% of the lowest volume weighted average price (“VWAP”) of the Common Stock during the 10 consecutive trading days immediately prior to such conversion.

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Following the occurrence and during the continuance of a Triggering Event (as defined below), each holder may alternatively elect to convert the Series C Preferred Stock at the “Alternate Conversion Price”.

The Company Charter contains standard and customary triggering events (each, a “Triggering Event” including certain Bankruptcy Triggering Event (as defined therein)), including but not limited to: (i) the suspension from trading or the failure to list the Common Stock within certain time periods; (ii) failure to declare or pay any dividend when due; (iii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $500,000 of Indebtedness (as defined in the Exchange Agreements) of the Company, (iv) the Company’s failure to cure a conversion failure of failure to deliver shares of the Common Stock upon conversion, or notice of the Company’s intention not to comply with a request for conversion of any Series C Preferred Stock, and (v) bankruptcy or insolvency of the Company.

From and after the occurrence and during the continuance of any Triggering Event, the Dividend Rate in effect shall automatically be increased to the lesser of 18% per annum and the maximum rate permitted under applicable law.

If at the time of a conversion the Alternate Conversion Price is determined to be the Series C Floor Price because such Series C Floor Price is greater than 90% of the lowest VWAP of a share of Common Stock during the ten (10) trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, then the Conversion Amount (as defined in the Company Charter), shall automatically increase pro rata, by the applicable Alternate Conversion Floor Amount (as defined therein).

If, at any time on or after the date of the issuance date, the Company issues any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance, the Conversion Price shall be reduced to the New Issuance Price.

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If on the six (6) month anniversary of the Initial Issuance Date and every six (6) months thereafter, as applicable, (each, an “Adjustment Date”), the Series C Floor Price then in effect is greater than the Adjusted Floor Price, on the Adjustment Date the Conversion Price shall automatically lower to the Adjusted Floor Price.

If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series C Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series C Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights at the Series C Floor Price or Adjusted Floor Price, as applicable; subject to certain limitations on beneficial ownership.

At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series C Preferred Stock then outstanding at a 15% redemption premium to the greater of (i) the Conversion Amount being redeemed, and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed, multiplied by (2) the equity value of the Common Stock underlying the Series C Preferred Stock. The equity value of the Common Stock underlying the Series C Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day during the period commencing on the trading day immediately preceding the date the Company notifies the holders of the Company’s election to redeem and ending on the trading day immediately prior to the date the Company makes the entire payment required.

The Company Charter prohibits the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Company Charter and the other Transaction Documents (as defined in the Company Charter).

The holders of the Series C Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Company Charter (or as otherwise required by applicable law).

The Company Charter contains a variety of obligations on the Company’s part not to engage in specified activities. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of the Company’s capital stock (other than as required under the Company Charter) and will not incur any indebtedness other than ordinary course trade payables or, subject to certain exceptions, incur any liens. In addition, the Company will not issue any Preferred Shares (except as contemplated in the Exchange Agreements) or issue any other securities that would cause a breach or default under the Company Charter.

So long as any Series C Preferred Stock remains outstanding, the Company shall at all times reserve at least 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series C Preferred Stock then outstanding.

Public Warrants

The Company has 17,250,000 Public Warrants outstanding representing the right to purchase an aggregate of 345,000 shares of common stock. The following is a description of the Public Warrants.

Each Public Warrant entitles the holder thereof to purchase one-fiftieth of one share of Common Stock at a price of $575.00 per whole share, subject to adjustment as discussed below, provided that the Company has an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. In the event that the foregoing conditions are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Public Warrant. Pursuant to the Warrant Agreement governing the Public Warrants, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. This means only a whole Public Warrant may be exercised at a given time by a Public Warrant holder. The Public Warrants will expire at 5:00 p.m., New York City time, on April 3, 2030 or earlier upon redemption or liquidation.

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Redemption of Public Warrants

The Company may call the Public Warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder; and

•

if, and only if, the last reported sale price of the shares of Common Stock equals or exceeds $900.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30-trading day period ending three trading days before Company sends the notice of redemption to the Public Warrant holders.

The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period.

The Company does not intend to take any steps to notify holders of Public Warrants that such Public Warrants have become eligible for redemption except if it actually seeks to redeem the Public Warrants. In order to redeem the Public Warrants, the Company must provide 30 days’ prior written notice of redemption to each Public Warrant holder and have a current registration statement in effect with respect to the shares of Common Stock underlying such Public Warrants. If the foregoing conditions are satisfied and Company issues a notice of redemption, each Public Warrant holder can exercise his, her or its Public Warrant prior to the scheduled redemption date in accordance with the above. However, the price of the shares of Common Stock may fall below the $900.00 trigger price (as adjusted) as well as the $575.00 warrant exercise price (as adjusted) after the redemption notice is issued.

If the Company calls the Public Warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of Public Warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Public Warrants. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is received by the holders of warrants. If management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option if it does not need the cash from the exercise of the warrants after the Business Combination.

A holder of a Public Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Company Common Stock outstanding immediately after giving effect to such exercise.

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 Anti-dilution adjustments

If the number of issued shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Company Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Company Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Company Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends (initially defined as up to $0.01 per share in a 365 day period), then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Company Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the Warrant Holder for the loss of the option value portion of the warrant due to the requirement that the Warrant Holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

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The Public Warrants have been issued in registered form under the Warrant Agreement by and among Continental and the Company. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Public Warrants. You should review a copy of the Warrant Agreement for a complete description of the terms and conditions applicable to the Public Warrants.

Pre-Funded Warrants

On June 30, 2025, we issued pre-funded warrants (“Pre-Funded Warrants”) to the seller of certain intellectual property we acquired. The Pre-Funded Warrants expire on June 30, 2030 and have an exercise price of $0.01 per share. The Pre-Funded Warrants may be exercised on a cashless basis. The exercise price and the number of shares or other property issuable upon exercise of the Pre-Funded Warrants is subject to adjustment in certain circumstances, including for stock dividends and stock splits and combinations. In addition, a holder of the Pre-Funded Warrants will be entitled to participate in rights offerings or pro rata distributions by the Company. The Company may not enter into or be party to a Fundamental Transaction (as defined in the Pre-Funded Warrants) unless the successor entity assumes in writing all of the obligations of the Company under the Pre-Funded Warrants.

The Pre-Funded Warrants also contain a beneficial ownership limitation. The Pre-Funded Warrants will not be exercisable or exchangeable by the holder to the extent (but only to the extent) that the holder or any of its affiliates would beneficially own in excess of 4.9% of the number of shares of Class B Common Stock outstanding after giving effect to the issuance of the warrant shares, with such beneficial ownership calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

Senior Secured Convertible Notes

On May 30, 2025, the Company entered into a securities purchase agreement (the “Note Purchase Agreement”) with Solana Growth Ventures LLC (the “Note Purchase Investor”). Pursuant to the Note Purchase Agreement, subject to certain conditions precedent contained therein, the Company may sell to the Note Purchase Investor up to an aggregate of $500 million in newly issued senior secured convertible notes (the “Notes”). On June 6, 2025, the Company consummated the initial sale of $11 million of Notes. The Note Purchase Investor now has the sole option, upon one business day’s notice, to cause the Company to sell up to an additional $339 million of Notes and, subject to mutual agreement, the Company and the Note Purchase Investor may agree to sell up to an additional $150 million of Notes. The Notes are convertible into Common Stock at the option of the holder at an initial conversion price equal to $7.36 per share (200% of the closing price of the Common Stock on June 5, 2025), subject to adjustment as provided for in the Notes. Interest is payable under the Notes at a rate of 7% per annum and is payable, quarterly, at the option of the Company in cash, through the issuance of additional Notes or, under certain situations, through the issuance of shares of Common Stock. The Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries (subject to certain exceptions contained in the Notes) and will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and its direct and indirect subsidiaries, including all of the capital stock of each of the subsidiaries and the cryptocurrency purchased with the proceeds of the Notes, as evidenced by a security agreement, as evidenced by a security agreement. The Notes provide that so long as they remain outstanding and have not been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock. The Notes are due on June 6, 2027 (the two-year anniversary of the date of issuance) unless earlier converted or repaid.

In connection with the Note Purchase Agreement, certain holders of the Company’s Series A Preferred Stock and Series B Preferred Stock have each provided waivers to the Company with respect to (i) the Company entering into the Note Purchase Agreement and/or (ii) any anti-dilution protection those certain holders may have as a result of the issuance of the Notes (and underlying shares of Common Stock).

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Exclusive Forum

The Company Charter will require, to the fullest extent permitted by law, that derivative actions brought in its name, actions against Company’s directors, officers and employees for breach of fiduciary duty and certain other actions may be brought only in the State of Nevada, except any action (A) as to which the State of Nevada determines that there is an indispensable party not subject to the jurisdiction of the State of Nevada (and the indispensable party does not consent to the personal jurisdiction of the State of Nevada within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the State of Nevada or (C) for which the state does not have subject matter jurisdiction. If an action is brought outside of Nevada, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits Company by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

Notwithstanding the foregoing, the State of Nevada shall not be the sole and exclusive forum for any of the following actions: (A) as to which the State of Nevada determines that there is an indispensable party not subject to the jurisdiction of the State of Nevada (and the indispensable party does not consent to the personal jurisdiction within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the State of Nevada, (C) for which the State of Nevada does not have subject matter jurisdiction, or (D) any action arising under the Securities Act or the Exchange Act or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction

Anti-Takeover Effects of Provisions of the Company Charter and Bylaws

The provisions of the Company Charter and the Company Bylaws and of the NRS summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Company Common Stock.

The Company Charter and the Company Bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of Company unless such takeover or change in control is approved by the Company Board.

These provisions include:

Advance Notice Procedures. The Company Bylaws provide that Company stockholders seeking to bring business before Company’s annual meeting of stockholders, or to nominate candidates for election as directors at Company’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by Company secretary at Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in Company’s annual proxy statement must comply with the notice periods contained therein. The Company Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude Company’s stockholders from bringing matters before Company’s annual meeting of stockholders or from making nominations for directors at Company’s annual meeting of stockholders.

Authorized but Unissued Shares. Company’s authorized but unissued shares of Company Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Company Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of Public Warrants and employee benefit plans. The existence of authorized but unissued shares of Company Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Company Common Stock by means of a proxy contest, tender offer, merger or otherwise.

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Classified Board Upon Change in Controlling Stockholder. From and after the first date on which Hui Luo no longer beneficially owns more than 50% of the outstanding voting stock of the Company, the Company Board shall be divided into three classes, Class A, Class B and Class C. Class A will serve for a term expiring at the first annual meeting after such change to a classified board, Class B will serve for a term expiring at the second annual meeting after such change to a classified board and Class C will serve for a term expiring at the third annual meeting after such change to a classified board. Commencing at the first annual meeting of stockholders after such change, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the Company Board when compared to a corporation with an unclassified board. It may take two annual meetings for the Company stockholders to effect a change in control of the Company Board, because in general less than a majority of the members of the Company Board will be elected at a given annual meeting. Once the Company Board is classified, and because the Company Charter does not otherwise provide, under Nevada law, Company’s directors may only be removed for cause.

Special Meetings of Stockholders. The Company Bylaws provide that special meetings of Company’s stockholders may be called only by the Chairman, the Chief Executive Officer or the Company Board.

Limitation on Directors’ Liability and Indemnification

Section 78.7502 of the NRS permits a corporation to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

The Company Charter provides that to the fullest extent permitted by the NRS as the same exists or as may hereafter be amended, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. In addition, the Company’s bylaws provide that the Company will indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person.

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The Company has entered into indemnification agreements with each of its officer and directors. The contractual rights to indemnification provided by these indemnification agreements are subject to the limitations and conditions specified in such agreements.

We have directors and officers insurance which includes insurance for claims against these persons brought under securities laws.

These provisions could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Listing

Our Class B common stock and Public Warrants are traded on the Nasdaq Capital Market under the symbol “KIDZ” and “KIDZW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our Class B common stock and Public Warrants is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other security offered hereby. Warrants may be issued in one or more series and may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

As of the date of this prospectus, we have one series of public warrants outstanding, as described above.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock, or the designation and number or amount of debt or other securities, that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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In the case of warrants issued under a warrant agreement, we and the warrant agent generally may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. In general, holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the expiration time, unexercised warrants will be void.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the debt securities under one or more indentures or without the use of an indenture to the extent such issuance without an indenture is exempt under the terms of the Trust Indenture Act of 1939, as amended. If we issue the debt securities under one or more indentures, the senior debt securities will be issued under one form of indenture and the subordinated debt securities will be issued under another form of indenture, in each case, between us, as issuer, and the trustee or trustees identified in a prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Further information regarding the trustee or trustees may be provided in the prospectus supplement.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. If we issue the debt securities under an indenture, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. If we issue the debt securities without an indenture, we will so file or incorporate by reference a form of the instrument evidencing the debt securities that sets forth such terms. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement, or to the other applicable instrument evidencing the debt securities. We urge you to read the indentures and the applicable indenture supplement, or the other applicable instrument evidencing the debt securities, and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. However, the indentures, or other applicable instruments, might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures, or other applicable instruments, might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description also will include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•

the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

•	the person to whom any interest on a debt security of the series will be paid;

•	the rate or rates at which the debt securities will bear interest;

•	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

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•	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, common stock, preferred stock. other debt securities and/or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	the events of default applicable to the debt securities and the rights of the trustee, if applicable, or the holders to declare the principal amount of any of the debt securities due and payable; and

•	the covenants that will apply to the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement. If we issue debt securities at a discount from their stated principal amount, then, for purposes of calculating the aggregate offering price of the offered securities issued under this prospectus, we will include only the offering price of the debt securities and not the principal amount of the debt securities.

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock, preferred stock, other debt securities and/or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the number of shares of preferred stock and common stock or amount of debt securities or other securities or property to be received upon conversion or exchange would be calculated.

The Indentures

The following outlines some of the general terms and provisions of the indentures for senior debt securities and subordinated debt securities issued under the indentures. Forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The summary of the indentures contained in this prospectus is qualified in its entirety by reference to such forms, which we urge you to read in full.

Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

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Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

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Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to pay any principal or deposit any sinking fund payment when due;

•

failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

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•	the holder has previously given the trustee written notice of a continuing event of default;

•

the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•

the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

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To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

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DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

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PLAN OF DISTRIBUTION OF SECURITIES

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers or a single purchaser; or

•	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a rights offering;

•	exercises of warrants or other rights;

•

an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

•	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

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Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Capital Market, the existing trading market for our Class B common stock and Public Warrants, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

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Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the Class B common stock and Public Warrants, which are quoted on the Nasdaq Capital Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

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LEGAL MATTERS

The legality of the securities offered by this prospectus has been passed upon by Graubard Miller, New York, New York.

EXPERTS

The consolidated financial statements of Classover Holdings, Inc. as of December 31, 2025 and 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Bush & Associates CPA LLC, independent registered public accounting firm (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern), as set forth in its report thereon appearing in such Annual Report, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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9,115,000

CLASSOVER HOLDINGS, INC.

Class B Common Stock

PROSPECTUS SUPPLEMENT

Chardan Capital Markets LLC

May 14, 2026